Exhibit 99.1

Rodobo International, Inc. Reports Second Quarter 2011 Results

Second Quarter revenues increased 67.1% year-over-year to a record $25.6 million

HARBIN, China, May 16, 2011 /PRNewswire-Asia-FirstCall/ -- Rodobo International, Inc. (the "Company" or "Rodobo") (OTC Bulletin Board: RDBO.OB), a fast growing dairy company in China, reported financial results for the second quarter ended March 31, 2011.

Second Quarter 2011 Highlights:

●	Revenue was $25.6 million, up 67.1% from $15.3 million in 2Q10, close to the upper range of the Company’s 2Q11 guidance $23 - $26 million
●	Gross profit was $9.7 million, up 62.1% from $6.0 million in 2Q10
●	Net income was $3.8 million, up 77.0% from non-GAAP net income of $2.2 million in 2Q10, outperforming 2Q11 guidance range of $3.3 - $3.6 million
●	Earnings per diluted share was $0.14, up from non-GAAP earnings per share of $0.10 in 2Q10

Third Quarter 2011 Guidance:

Management feels confident to give its guidance for the third quarter of 2011 for revenue to be in the range of $23 - $26 million and net income to be in the range of $3.5 - $3.8 million.

“We are pleased to report another quarter of record revenue and strong profitability. It is our sixth consecutive top line growth quarter,” stated Mr. Yanbin Wang, Chairman and Chief Executive Officer. “During the quarter, we focused on enhancing product quality by refurnishing the testing laboratory and production facilities with more advanced testing instruments and production equipment in compliance with the new regulations promulgated by the Chinese government in November 2010, consequently, we received the production license renewal in March.   We believe that the license renewal was an important milestone for Rodobo as it demonstrates that our consistent efforts on quality control have been well recognized by the Chinese government even with the government’s increasing scrutiny of the infant milk powder industry. We will continue to focus on preserving the trust of the government and our customers in the future by continuing to provide Rodobo’s high quality and nutritious milk powder products to our customers.”

Second Quarter 2011 Financial Results

Net sales for the second quarter of 2011 were $25.6 million, an increase of approximately $10.3 million or 67.1%, compared to net sales for the second quarter of 2010. This increase was partially driven by the increasing sales from “Rubao” series of products launched in October 2010, which is our enhanced product line sold under our “Rodobo” brand series of products. The Rubao product line contributed $2.8 million of sales for the three months ended March 31, 2011. The increase in net sales was also attributed to our continued efforts to develop distribution networks and expand the market areas in the 9 provinces in which we currently sell our products.

During the quarter, sales generated from baby/infant formula, middle-aged and elderly formula and whole milk powder accounted for 43.4%, 14.6% and 42.0% of total sales, respectively. In the same period in 2010, sales generated from baby/infant formula, middle-aged and elderly formula and whole milk powder accounted for 50.2%, 5.8% and 44.0% of total sales, respectively.

Gross profit increased approximately $3.7 million for the second quarter of 2011, an increase of 62.1% compared to the gross profit for the same period of 2010. The overall gross profit margin decreased slightly from 39.2% for the second quarter of 2010 to 38.0% for the same quarter of 2011.

Operating expenses for the second quarter of 2011 were $6.1 million, an increase of approximately $2.3 million or 59.4% compared to the second quarter of 2010. Operating expenses as a percentage of net sales decreased from 25.0% in the second quarter of 2010 to 23.8% in the second quarter of 2011.

Distribution expenses increased by approximately $2.4 million, an increase of 83.2% compared with the figure for the same period of 2010. The increase was mainly due to an increase of $1.9 million in distribution expense reimbursements as a result of sales increases and market expansion.

Net income for the second quarter of 2011 was $3.8 million, remained flat compared with the second quarter of 2010. Excluding the non-recurring gain on bargain purchase of $1.7 million in connection with the acquisitions completed on February 5, 2010, the net income would have increased by $1.7 million or 77.0% for the second quarter of 2011 compared with non-GAAP net income in the second quarter of 2010.

Fully-diluted earnings per share for the second quarter of 2011 was $0.14, compared to fully-diluted earnings per share of $0.18 in the second quarter of 2010. Non-GAAP fully-diluted earnings per share for the second quarter of 2010 was $0.10.

Six Month Results

For the six months ended March 31, 2011, net sales increased to $51.2 million, up 101.6% from $25.4 million in the six months ended March 31, 2010. Gross profit increased 72.8% in the six months ended March 31, 2011 to $19.5 million from $11.3 million in the comparable period in 2010. Gross margin was 38.1% in the six months ended March 31, 2011, compared to 44.5% in the comparable period in 2010. Net income for the six months ended March 31, 2011 was $7.9 million or $0.29 per fully diluted share, up 29.6% from $6.1 million, or $0.32 per fully diluted share, in the comparable period in 2010. Excluding the non-recurring gain on bargain purchase of $1.7 million in connection with the acquisitions completed on February 5, 2010, the net income in the first six month of 2011 would have increased 78.6% compared with non-GAAP net income in the comparable period in 2010. Non- GAAP fully- diluted earnings per share for the six months ended March 31, 2010 was $0.23.

Financial Condition

As of March 31, 2011, Rodobo had $5.5 million in cash and cash equivalents, $6.4 million in current liabilities and no long-term debt. Shareholders’ equity was $71.0 million as of March 31, 2011, up from $61.0 million as of September 30, 2010. Net cash from operating activities during the six months ended March 31, 2011 was $8.3 million, compared with $6.3 million in the six months ended March 31, 2010.

Conference Call Information

Management will conduct a conference call at 9:00 A.M. Eastern Time, on May 17, 2011. To participate in the live conference call, please dial the following number five or ten minutes prior to the scheduled conference call time: (866) 393-8606. International callers should dial +1-(706) 643-9902. When prompted by the operator, mention Conference ID number 67460359. If you are unable to participate in the call at this time, a replay will be available on Tuesday, May 17, 2011 at 12:00 p.m. Eastern Time, through May 31, 2011. To access the replay dial (800) 642-1687 or (706) 645-9291, and enter the passcode 67460359. Additionally, a live webcast will be available at http://us.meeting-stream.com/rodobointernationalinc_051711.

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, in this press release we are providing certain income statement information that is not calculated according to GAAP.  We believe that this non-GAAP information is useful in evaluating our operating results as the information supplies our investors with another view of the matching of costs and expenses.  A reconciliation of the adjustments to GAAP results for the three months ended March 31, 2011 and March 31, 2010 is included below.  This non-GAAP financial information approximates information used by our management to internally evaluate our operating results. The non-GAAP information presented is supplemental and shall be considered in addition to, not as a substitute for, the financial information provided and presented in accordance with GAAP.

Non-GAAP financial results for the three months ended March 31, 2010 discussed in this release reflect operating results excluding the impact of the non-recurring gain on bargain purchase of $1.7 million received by us in connection with the acquisitions completed on February 5, 2010.

About Rodobo International, Inc.

Rodobo International, Inc. is a producer and distributor of powdered milk formula products in the People’s Republic of China (“PRC” or “China”). Our target consumers include infants, children, the middle-aged and the elderly in China. Our products for infants and children are currently sold under the brand names of “Rodobo” and “Peer”, and its products for middle-aged and elderly consumers are currently sold under the brand name of “Healif”.

Safe Harbor Statement

This press release and the statements of representatives of Rodobo International, Inc., and its consolidated subsidiaries (collectively, the "Company") related thereto contain, or may contain, among other things, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included herein are "forward-looking statements," including statements regarding: the impact of the recent acquisitions on the business and operations of the Company; the ability of the Company to achieve its commercial objectives including increased growth, revenues, earnings, and production capacity; the business strategy, plans and objectives of the Company; and any other statements of non-historical information. These forward-looking statements are subject to significant known and unknown risks and uncertainties and are often identified by the use of forward-looking terminology such as "projects," "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans" or similar expressions. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. The Company undertakes no duty to update these forward-looking statements except as required by law.

For additional information, please contact:

    Xiuzhen Qiao

    Rodobo International Inc

    Tel:    +86-10-6216-6032

    Email: qiaozhen1973@163.com

    Stephen Tong
            Rodobo International, Inc.
            Tel:   +86-10-6216-6396
            Email: tongzijian@gmail.com

RODOBO INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
	March 31,	September 30,
	2011	2010

ASSETS

Current assets:
Cash and cash equivalents	$5,540,856	$5,163,789
Accounts receivable, net	8,437,636	8,085,248
Inventories	3,169,944	1,523,422
Prepaid expenses	462,898	114,215
Advances to suppliers	690,001	969,369

Total current assets	18,301,335	15,856,043

Property, plant and equipment:
Fixed assets, net of accumulated depreciation	22,330,472	19,575,890
Construction in progress	26,449,165	22,701,594

Total property, plant and equipment, net	48,779,637	42,277,484

Biological assets, net	5,233,739	3,295,508

Other assets:
Deposits on land	76,352	74,726
Intangible assets, net	9,664,585	10,440,131

Total other assets	9,740,937	10,514,857

Total Assets	$82,055,648	$71,943,892

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Short-term loans	$1,717,924	$1,218,025
Accounts payable	2,856,381	1,457,624
Other payable	141,905	723,015
Accrued expenses	434,183	588,011
Advance from customers	30,541	-
Due to related parties	1,185,062	1,491,616

Total current liabilities	6,365,996	5,478,291

Warrant liability	638,176	1,414,316

Series A preferred stock, $0.0001 par value, 30,000,000 shares authorized, 2,000,000
shares issued and outstanding as of March 31, 2011 and September 30, 2010	4,100,000	4,100,000

Stockholders' equity
Common stock, $0.0001 par value, 200,000,000 shares authorized, 28,008,600 and 28,003,726 shares
issued and outstanding as of March 31, 2011 and September 30, 2010, respectively	2,801	2,800
Additional paid in capital	30,941,948	30,344,724
Additional paid in capital - warrants	971,788	971,788
Subscription receivable	(50,000)	(50,000)
Retained earnings	35,514,538	27,588,952
Accumulated other comprehensive income	3,570,401	2,093,022

RODOBO INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(UNAUDITED)

	For The Three Months Ended March 31,		For The Six Months Ended March 31,
	2011	2010	2011	2010

Net sales	$25,623,364	$15,330,579	$51,209,824	$25,406,025
Cost of goods sold	15,885,295	9,324,276	31,685,522	14,104,575

Gross profit	9,738,069	6,006,303	19,524,302	11,301,450

Operating expenses:
Distribution expenses	5,215,578	2,846,944	10,513,189	5,433,116
General and administrative expenses	886,280	980,105	1,718,598	1,702,986

Total operating expenses	6,101,859	3,827,049	12,231,787	7,136,102

Operating income	3,636,210	2,179,254	7,292,515	4,165,348

Subsidy income	-	-	-	273,897
Gain on bargain purchase	-	1,677,020	-	1,677,020
Interest expenses	(53,415)	(25,563)	(215,838)	(25,563)
Change in fair value of warrants	258,023	-	776,140	-
Other income	7,601	20,499	72,769	22,889

Income before income taxes	3,848,419	3,851,210	7,925,586	6,113,591

Provision for income taxes	-	-	-	-

Net income	$3,848,419	$3,851,210	$7,925,586	$6,113,591

Other comprehensive income:
Foreign currency translation adjustment	583,631	9,230	1,477,379	7,046

Comprehensive income	$4,432,051	$3,860,440	$9,402,965	$6,120,637

Earnings per share
Basic	$0.14	$0.18	$0.29	$0.34
Diluted	$0.14	$0.18	$0.29	$0.32

Weighted average shares outstanding
Basic	27,331,855	21,043,725	27,331,116	18,096,169
Diluted	27,845,391	21,731,834	27,795,225	18,907,912

RODOBO INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
(UNAUDITED)

	For The Three Months Ended March 31,		For The Six Months Ended March 31,
	2011	2010	2011	2010

Net sales	$25,623,364	$15,330,579	$51,209,824	$25,406,025
Cost of goods sold	15,885,295	9,324,276	31,685,522	14,104,575

Gross profit	9,738,069	6,006,303	19,524,302	11,301,450

Operating expenses:
Distribution expenses	5,215,578	2,846,944	10,513,189	5,433,116
General and administrative expenses	886,280	980,105	1,718,598	1,702,986

Total operating expenses	6,101,859	3,827,049	12,231,787	7,136,102

Operating income	3,636,210	2,179,254	7,292,515	4,165,348

Subsidy income	-	-	-	273,897
Interest expenses	(53,415)	(25,563)	(215,838)	(25,563)
Change in fair value of warrants	258,023	-	776,140	-
Other income	7,601	20,499	72,769	22,889

Income before income taxes	3,848,419	2,174,190	7,925,586	4,436,571

Provision for income taxes	-	-	-	-

Net income	$3,848,419	$2,174,190	$7,925,586	$4,436,571

Other comprehensive income:
Foreign currency translation adjustment	583,631	9,230	1,477,379	7,046

Comprehensive income	$4,432,051	$2,183,420	$9,402,965	$4,443,617

Earnings per share
Basic	$0.14	$0.10	$0.29	$0.25
Diluted	$0.14	$0.10	$0.29	$0.23

Weighted average shares outstanding
Basic	27,331,855	21,043,725	27,331,116	18,096,169
Diluted	27,845,391	21,731,834	27,795,225	18,907,912

RODOBO INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	For The Six Months Ended March 31,
	2011	2010
Cash flows from operating activities
Net income	$7,925,586	$6,113,591
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	1,769,927	1,215,529
Stock-based compensation	597,226	696,809
Gain on bargain purchase	-	(1,677,020)
Change in fair value of warrants	(776,140)	-
Changes in assets and liabilities:
(Increase) decrease in -
Accounts receivable, net	(128,933)	(2,664,291)
Inventories	(1,594,252)	742,046
Prepaid expenses	(397,275)	(26,289)
Advances to suppliers	297,313	1,500,731
Increase (decrease) in -
Accounts payable and other payable	724,228	1,504,910
Accrued expenses	(110,961)	(500,152)
Advance from customers	30,220	(570,447)

Net cash provided by operating activities	8,336,939	6,335,417

Cash flows from investing activities
Purchase of fixed assets	(352,318)	(394,212)
Cash used for construction in progress	(5,833,198)	(2,614,419)
Purchase of mature biological assets	(2,058,757)	-
Cash acquired in acquisitions, net of cash paid	-	1,055,994
Collection of loan to others	-	732,300
Collection of loan to shareholders	-	923,627

Net cash used in investing activities	(8,244,274)	(296,710)

Cash flows from financing activities
Proceeds from short-term loans	1,133,247	549,237
Repayment of short-term loans	(664,838)	-
Repayment of related party loans	(309,935)	(1,933,667)

Net cash provided by (used in) financing activities	158,474	(1,384,430)

Effect of exchange rate changes on cash and cash equivalents	125,927	1,226

Net increase in cash and cash equivalents	377,066	4,655,502

Cash and cash equivalents, beginning of period	5,163,790	1,640,259

Cash and cash equivalents, end of period	$5,540,856	$6,295,761

Supplemental disclosures of cash flow information:

Interest paid	$14,669	$30,297
Income taxes paid	$-	$-

Non-cash investing and financing activities:
Common stock issued for services	$11,893	$225,876
Common stock issued for business acquisition	$-	$23,850,000
Preferred stock issued for business acquisition	$-	$4,100,000